SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2003

                                    MOOG INC.
             (Exact name of registrant as specified in its charter)

           New York                 1-5129                     16-0757636
(State or Other Jurisdiction     (Commission                (I.R.S. Employer
      of Incorporation)          File Number)              Identification No.)

                       East Aurora, New York            14052-0018
               (Address of principal executive offices)  (Zip Code)

       Registrant's Telephone Number, Including Area Code: (716) 652-2000

                                       N/A
          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

On September 30, 2003, Moog Inc. (the Company) completed the acquisition of the net assets of the Poly-Scientific division of Litton Systems, Inc., a wholly owned subsidiary of Northrop Grumman Corporation, for $158 million in cash. Poly-Scientific is a manufacturer of motion control and data transmission devices and its principal products are electrical and fiber optic slip rings, brushless D.C. motors and electromechanical actuators. Poly-Scientific has locations in Blacksburg, Virginia, Springfield, Pennsylvania and Murphy, North Carolina. Based on information obtained by the Company in connection with its evaluation of the acquisition, Poly-Scientific had sales of approximately $133 million and operating margins of 12.2% for its fiscal year ended December 31, 2002.

The net assets acquired primarily include receivables, inventories, property, plant and equipment, and goodwill and other intangible assets, net of current liabilities. The Company intends to continue to use the property, plant and equipment in the business.

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The nature and amount of consideration related to the acquisition were determined by arms-length negotiations between representatives of the Company and Litton Systems, Inc.

On September 16, 2003, the Company completed the sale of 2,012,500 shares of Class A Common Stock. The net proceeds of approximately $72 million were used to pay for a portion of the purchase price of Poly-Scientific. The balance of the purchase price was funded with $65 million under the Company's Amended and Restated Loan Agreement (Credit Facility) with a banking group and $21 million under a new 18-month bank loan.

In connection with the acquisition of Poly-Scientific, on August 6, 2003, the Company modified its Credit Facility to allow for the acquisition. The $390 million Credit Facility provides for $315 million under a revolving facility and a $75 million term loan with interest at LIBOR plus the applicable margin, which is currently 175 basis points. The Credit Facility expires on March 31, 2008 and requires quarterly principal payments on the term loan of $3.75 million, which commenced on June 30, 2003. The Credit Facility is secured by substantially all of the Company's U.S. assets.

Item 5. Other Events and Regulation FD Disclosure.

On October 1, 2003, the Company issued a press release announcing the acquisition of Poly-Scientific and updating its outlook for fiscal 2004. The information contained in this press release is incorporated by reference into this report and is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.*
(b) Pro forma financial information.*

* It was impracticable to file the required financial statements of the business acquired and the required pro forma financial information with respect to the acquisition at the time this report was filed. The omitted information will be filed as soon as practicable, but in no event later than 60 days after this report is required to be filed.

(c) Exhibits

On September 4, 2003, the Company filed an 8-K and attached the Asset Purchase and Sale Agreement by and between Litton Systems, Inc. and Moog Inc. dated as August 14, 2003 as Exhibit 2.1. Pursuant to Rule 601 (b) (2) of Regulation S-K, schedules to this agreement have been omitted. The Company hereby agrees to supplementally provide to the Securities and Exchange Commission copies of the schedules upon request.

No.               Exhibit
---               -------

99.1              Press release dated October 1, 2003.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MOOG INC.

Dated: October 1, 2003               By:    /s/ Donald R. Fishback
                                            ----------------------------
                                     Name:  Donald R. Fishback
                                     Title: Controller


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                                  EXHIBIT INDEX

No.               Exhibit
---               -------

99.1              Press release dated October 1, 2003.